                                                 Exhibit 23

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)    Registration Statement (Form S-3 No. 333-250867) of Universal Corporation, and
(2)    Registration Statements (Form S-8s Nos. 333-39297, 333-101825, 333-145205, 333-222983) of Universal
     Corporation;

of our reports dated May 28, 2021, with respect to the consolidated financial statements and schedule of Universal Corporation and the effectiveness of internal control over financial reporting of Universal Corporation included in this Annual Report (Form 10-K) of Universal Corporation for the year ended March 31, 2021.

/s/ Ernst & Young LLP

Richmond, Virginia
May 28, 2021